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                                                                   Exhibit 10.19

MACROMEDIA

Independent Contractor Agreement
For Services

This Agreement, when accepted by Macromedia, is made as of the 1/st/ day of October, 2001 by and between Macromedia, Inc., a Delaware corporation of 600 Townsend St., San Francisco, CA 94103 "Macromedia"), and Al Ramadan of Pogmohane Partners, LP ("Contractor").

1. Provision of Services. Contractor agrees to provide Services, in accordance with the terms and conditions of this Agreement, and as described on Exhibits A and B hereto. Contractor shall furnish all labor, materials, equipment, supervision and insurance needed to provide the Services. It is understood that Contractor is an independent contractor in the performance of this Agreement and not an employee of Macromedia. Nothing contained herein shall be construed to imply an employment, joint venture or principal and agent relationship between the parties, and neither party shall have any right, power or authority to create any obligations, express or implied, on behalf of the other. Contractor shall not be entitled to participate in any plans, benefits or distributions, intended for Macromedia employees. Contractor agrees that Macromedia will make no deductions from any compensation paid to Contractor for, and Contractor shall have full and exclusive liability for, the payment of any taxes and/or contributions for unemployment insurance, workers' compensation or any other employment-related costs or obligations, related to the provision of the Services.

2. Additional Services. Exhibits A and B may be modified, from time-to-time, upon agreement of the parties. If Macromedia requests modified or additional Services, Contractor shall provide Macromedia with an estimate of changes to the compensation payable and impact upon milestone or completion dates, if any. Contractor shall proceed with such modified or additional Services only upon Macromedia's written approval.

3. Macromedia Representative. Macromedia Representative means Rob Burgess, or such other person as Macromedia may subsequently designate. All instructions, approvals submissions, notices, and any other communications or transactions which must be made to or by Macromedia pursuant to this agreement must be made through the Macromedia representative.

4. Term. Time is of the essence in the provision of Services under this Agreement. Contractor shall commence provision of Services on October 1, 2001. This Agreement shall terminate upon Contractor's completion of the Services in accordance with Exhibit B.

5. Compensation Payable To Contractor And Invoices Therefor. In consideration for the Services provided and rights assigned hereunder, Macromedia shall pay Contractor as specified in Exhibits A and B. Contractor shall invoice Macromedia in accordance with the schedule on Exhibit B. No compensation shall be paid for Services, unless provided in accordance with Exhibits A and B, or otherwise approved in advance in writing by Macromedia, and fully accepted by Macromedia.

6. Indemnity and Warranty. Contractor shall at all times comply with all applicable laws, statutes, ordinances, rules, regulations and other governmental requirements. Contractor shall indemnify and hold Macromedia harmless from any and all claims, causes of action, losses, damage, liabilities, costs and expenses, including attorney's fees, arising from the death of or injury to any person, from damage to or destruction of property, or from breach of the warranties in this paragraph, arising from the provision of Services by Contractor, its agents or employees. Contractor warrants that the Services provided by Contractor and/or work delivered to Macromedia, not provided by Macromedia to Contractor, does not infringe upon or violate the rights or any third party, and use of same by Macromedia will not violate or infringe the rights of any person or party. Contractor warrants that all deliverables shall be "Year 2000" and "Leap Year" compliant. For purposes of this Agreement, "Year 2000 compliant" means that all deliverables will record, maintain and process accurate dates for all dates including and following January 1, 2000. "Leap Year compliant" means that the deliverables will record, maintain, and process accurate dates for all dates in a year during which an extra day is added in February.

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7.  Ownership Of Intellectual Property. Contractor agrees that all copyrightable material, including writings, software, drawings, and designs, and all ideas, inventions, improvements, developments and discoveries made, conceived or reduced to practice by Contractor, whether individually or in collaboration with others, during the course of performance under this Agreement, which relate in any manner to Macromedia's business or to the Services, are the sole property of Macromedia and Contractor agrees to assign (or cause to be assigned) to Macromedia all right, title and interest in and to all such intellectual property, including without limitation any worldwide copyright(s), moral rights, patent(s) and any and all other such rights of whatever kind, and the right to obtain registrations, renewals, reissues and extensions of the same. Contractor agrees to execute such further documents and to do such further acts as may be necessary to perfect the foregoing assignments and to protect Macromedia's rights. In the event Contractor fails or refuses to execute such documents, Contractor hereby appoints Macromedia as Contractor's attorney-in-fact (this appointment to be irrevocable and a power coupled with an interest) to act on Contractor's behalf and to execute such documents. Contractor further agrees that Macromedia shall have the right to use, copy, publish, reproduce, alter, or destroy the Intellectual Property and to take any other action consistent with Macromedia's sole and exclusive ownership thereof, and Contractor waives any right to interfere with or to prevent the exercise of the forgoing rights by Macromedia in its sole and absolute discretion.

8. Confidentiality. Contractor acknowledges and agrees (a) that all Intellectual Property, and any other plans, specifications, designs and other documents and materials created pursuant to this Agreement, or related to the Services and any information, work in progress, trade secrets or other secret or confidential matter related to the business or projects of Macromedia constitute confidential information ("Confidential Information"), and (b) that Contractor shall not use, copy or disclose to any person, firm or corporation any such Confidential Information, unless such use, copying or disclosure is necessary to accomplish Contractor's duties hereunder and has been authorized in writing by Macromedia pursuant to the Independent Contractor Confidentiality Agreement between Macromedia and Contractor (attached hereto as Exhibit C), and (c) Contractor shall execute Macromedia's standard Independent Contractor Confidentiality Agreement, a copy of which is attached hereto as Exhibit C, and return same with an executed copy of this Agreement.

9. Termination. (a) Macromedia reserves the right to terminate this Agreement at any time and will endeavor to give Contractor up to ten (10) days notice of termination, if practicable. Macromedia may terminate this Agreement immediately, however, should Contractor fail to perform any of its obligations hereunder. Contractor shall be compensated for all Services provided, prior to termination. (b) Contractor's obligations pursuant to Paragraphs 6, 7, 8, 13 and 15 shall survive the termination or expiration of the Agreement, and said paragraphs shall remain in full force and effect notwithstanding such termination or expiration.

10. Assignment. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated to any other person or entity by Contractor without the express written consent of Macromedia. Any such purported assignment or subcontract shall be void.

11. Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party by the other party to this Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party to whom it is addressed, or in lieu of such personal service, upon deposit in United States mail, first-class postage prepaid, addressed to such party at the appropriate address set forth below the signature block of this Agreement. Either party may change its address for the purpose of this paragraph by giving written notice of such change to the other party in the manner provided in this paragraph.

12. Entire Agreement. This agreement represents the entire agreement of the parties hereto relating to the subject matter hereof, and any prior agreements, promises, negotiations, or representations, whether oral or written, not expressly set forth in this Agreement are of no force and effect. This agreement may be modified only by a writing, signed by both parties.

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13. Advertising. Contractor shall acquire no right to use, and shall not use, the names, characters, artwork, designs, tradenames, copyrighted materials, trademarks or service marks of Macromedia, its related or subsidiary companies, employees, directors, shareholders, assigns, successors or licensees: (a) in any advertising, publicity or promotion; (b) to express or to imply any endorsement of Contractor's services; or (c) in any manner other than in accordance with this Agreement.

14. Waiver. All waivers hereunder must be made in writing, and failure at any time to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of the obligation.

15. Governing Law. This Agreement shall take effect under and be governed by the laws of the State of California.

16. Authority. The undersigned warrants and represents that the undersigned has full power and authority to enter into this Agreement, to bind Contractor hereto, and to grant the rights set forth herein.

17. Equal Opportunity. Macromedia is a federal government contractor subject to Executive Order 11246 and its implementing regulations. Macromedia requires a certification from Contractor, as a prospective subcontractor also subject to the Order, that Contractor does not and will not maintain any facilities in a segregated manner, or permit its employees to perform services at any location under its control where segregated facilities are maintained. See 41 C.F.R.
section 60.1.8(b). Macromedia is an Equal Opportunity Employer and affords equal employment opportunities to all qualified persons, regardless of race, religion, creed, color, national origin, ancestry, physical or mental disability, medical condition, marital status, sex, sexual orientation, family care status, citizenship, age or veteran status. We hereby incorporate by reference the provisions of 41 C.F.R. sections 60-1.4(a)(7), 60-250.4; and 60-741.4, binding, where applicable, upon Macromedia subcontractors and vendors.

Macromedia, Inc.

By:   /s/ [ILLEGIBLE]
    ---------------------------------------

Title: SUP Human Resources
      -------------------------------------

Date:          10/1/01
      -------------------------------------


Contractor

By:   /s/ Alan Ramadan
   -----------------------------------------

Printed:  Alan Ramadan
        ------------------------------------

Title:______________________________________


Address: 151 Lark Lane
        ------------------------------------
        Mill Valley CA 94941

____________________________________________


Tel/fax:____________________________________

e-mail:_____________________________________


SS/Tax ID #: _______________________________

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                                   EXHIBIT A


                               SERVICES, DEFINED

Provide consulting services to Executives regarding Rich Media business.

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EXHIBIT B
---------

                     PROJECT MILESTONES AND PAYMENT SCHEDULE

$30,000 monthly rate based on a 5 day work week.

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EXHIBIT C

                      UNILATERAL CONFIDENTIALITY AGREEMENT

This unilateral confidentiality agreement (the "Agreement") is made as of the 1/st/ day of October 2001 by and between Al Ramadan of Pogmohane Partners, LP having a principal place of business or residing at ________________________ ("Recipient"), and Macromedia having a principal place of business at 600 Townsend, San Francisco, CA 94103.

RECITALS

A. Recipient and Macromedia are engaged in discussions in contemplation of a business relationship or in furtherance of a business relationship.

B. In the course of dealings between the Recipient and Macromedia, Recipient will have access to or have disclosed to it information relating to Macromedia which is of a confidential nature as that term is later defined in this Agreement.

C. Macromedia desires to establish and set forth Recipient's obligations with respect to Macromedia's Confidential Information.

AGREEMENT

In consideration of the foregoing, Recipient and Macromedia mutually agree as follows:

1. "Confidential Information" as used in this Agreement shall mean all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, designs, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to current, future and proposed products, and services of Macromedia, and includes, without limitation its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information.

2. Recipient agrees that it shall not make use of, disseminate, or in any way circulate within its own organization any Confidential Information of Macromedia which is supplied to or obtained by it in writing, orally or by observation, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of Macromedia; and any purpose Macromedia may hereafter authorize in writing.

3. Recipient agrees that it shall disclose Confidential Information of Macromedia only to those of its employees who need to know such information and who have first agreed to be bound by the terms and conditions of this Agreement.

4. Recipient agrees that it shall treat all Confidential Information of Macromedia with the same degree of care as it accords to its own Confidential Information of the same or similar nature, and Recipient represents that it exercises reasonable care to protect its own Confidential Information.

5. Recipient further agrees that it shall not publish, copy, or disclose any Confidential Information of Macromedia to any third party and that it shall use its best efforts to prevent inadvertent disclosure of such Confidential Information to any third party.

6. Recipients obligations under paragraph 3, 4, and 5 with respect to any portion of Macromedia's Confidential Information shall terminate when Recipient can document that:

         (a) it was in the public domain at the time it was communicated to Recipient by Macromedia;

         (b) it entered the public domain subsequent to the time it was communicated to Recipient by Macromedia through no fault of Recipient;

         (c) it was in the Recipient's possession free of any obligation of confidence at the time it was communicated to Recipient by Macromedia;

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          (d)   it was rightfully communicated to Recipient free of any
obligation of confidence subsequent to the time it was communicated to Recipient by Macromedia;

          (e) it was developed by employees or agents of Recipient independently of and without reference to any information communicated to Recipient by Macromedia;

          (f) it was communicated by Macromedia to an unaffiliated third party free of any obligation of confidence; or

          (g) the communication was in response to a valid order by a court or other governmental body, was required otherwise required by law, or was necessary to establish the rights of either party under this Agreement.

7. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to Recipient by Macromedia, and which are designated in writing to be the property of Macromedia, shall remain the property of Macromedia and shall be returned to it promptly at its request, together with any copies thereof.

8. Recipient shall not communicate any information to Macromedia in violation of the proprietary rights of any third party.

9. Recipient will not export, directly or indirectly, any technical data acquired from Macromedia pursuant to this Agreement or any product utilizing any such data to any country for which the U .S. government or any agency thereof at the time of export requires an export license or other government approval without first obtaining such license or approval.

10. Since the unauthorized disclosure of Confidential Information will diminish the value to Macromedia of the proprietary interests that are the subject of this Agreement, if Recipient breaches any of its obligations hereunder, Macromedia shall be entitled to seek equitable relief to protect its interests therein, including but not limited to injunctive relief, as well as money damages.

11. This Agreement shall govern all communication between the parties that are made during the period from the effective date of this Agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed, provided, however, that Recipients obligations under Paragraphs 2, 3, 4 and 5 with respect to Confidential Information of Macromedia which it has previously received shall continue in perpetuity unless terminated pursuant to Paragraph 6.

12. This Agreement shall be construed in accordance with the Laws of the State of California, without giving effect to principles of conflict of laws.

13. This Agreement is the complete and exclusive statement of the agreement between the parties, supersedes all prior written and oral communications and agreements relating to the subject matter hereof.

]4. Any notice required to be given under this Agreement shall be deemed received upon personal delivery or three (3) days after mailing if sent by registered or certified mail to the addresses of the parties set forth below, or to such other address as either of the parties shall have furnished to the other in writing.

15. In the event of invalidity of any provision of this Agreement, the parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, and further agree to substitute for the invalid provision which most closely approximates the intent and economic effect of the invalid provisions.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MACROMEDIA, INC.                       RECIPIENT:

By: /s/ [ILLEGIBLE]                         By: /s/ Alan Ramadan
   ------------------------------              ------------------------------

Title: SUP Human Resources                  Title:___________________________

600 Townsend                                151 Lark Lane
---------------------------------           ---------------------------------
(Address)                                   (Address)

                                            Mill Valley CA 94941
_________________________________           ---------------------------------

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